Subsidiaries of Agouron Pharmaceuticals, Inc.
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



               Subsidiary                                            %                       State of
               Corporation                                         Owned                   Incorporation

         Alanex Corporation                                        100%                 Delaware

         Agouron Pharmaceuticals Canada Inc.                       100%                 New Brunswick,
                                                                                        Canada
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